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                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                              Sixteen Weeks Ended
                                                                    February 19,            February 20,
                                                                       1995                    1994
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,289,203               40,856,711
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                          111,837                  430,606
                                                                     ----------               ----------
       Totals                                                        41,401,040               41,287,317
                                                                     ==========               ==========
   Income from continuing operations before cumulative
      effect of change in accounting principle                      $ 6,850,700              $ 9,747,631
   Income from discontinued operations                                3,812,890                4,456,411
   Cumulative effect of change in accounting for income taxes                                  4,468,386
                                                                     ----------               ----------
     Net income                                                     $10,663,590              $18,672,428
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations before cumulative
      effect of change in accounting principle                      $       .17              $       .24
   Income from discontinued operations                                      .09                      .11
   Cumulative effect of change in accounting for income taxes                                        .11
                                                                     ----------               ----------
     Net income                                                     $       .26              $       .45
                                                                     ==========               ==========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,289,203               40,856,711
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                      111,837                  446,464
   Assumed conversion of 8.5% zero coupon convertible debentures          (A)                  5,223,763
                                                                     ----------               ----------
       Totals                                                        41,401,040               46,526,938
                                                                     ==========               ==========
   Income from continuing operations before cumulative effect
       of change in accounting principle                            $ 6,850,700              $ 9,747,631
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                                  (A)                  1,213,687
                                                                     ----------               ----------
   Total from continuing operations before cumulative effect
       of change in accounting principle                              6,850,700               10,961,318

   Income from discontinued operations                                3,812,890                4,456,411
   Cumulative effect of change in accounting for income taxes                                  4,468,386
                                                                     ----------               ----------
     Net income                                                     $10,663,590              $19,886,115
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations before cumulative
      effect of change in accounting principle                      $       .17              $       .24
   Income from discontinued operations                                      .09                      .10
   Cumulative effect of change in accounting for income taxes                                        .10
                                                                     ----------               ----------
     Net income                                                     $       .26              $       .43
                                                                     ==========               ==========

(A)   For the first quarter of fiscal 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures as they had an anti-dilutive effect.

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